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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 13, 1997 appearing on pages F-1 and F-29 of the Annual Report on Form 10-K of PXRE Corporation for the year ended December 31, 1996.

PRICE WATERHOUSE LLP

New York, New York
July 22, 1997



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